UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   October 29, 2009
OSI RESTAURANT PARTNERS, LLC
(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2009, OSI Restaurant Partners, LLC (the “Company”) announced that the Board of Managers of the Company (the “Board”) has appointed Elizabeth A. Smith as the Company’s President and Chief Executive Officer, commencing on November 16, 2009.  Ms. Smith will also serve as a member of the Board of the Company and a member of the Board of Kangaroo Holdings, Inc., the ultimate parent of the Company (“KHI”). Ms. Smith, age 46, was most recently the President of Avon Products, Inc. (“Avon”), a global manufacturer and marketer of beauty and related products.  Prior to Ms. Smith’s position as President of Avon, she served as Avon’s Executive Vice President, President North America and Global Marketing from September 2005 to September 2007 and Avon’s Executive Vice President and Brand President from January 2005 to September 2005.  Prior to joining Avon, from January 2004 to November 2004, she served as Group Vice President and President U.S. Beverages and Grocery Sectors for Kraft Foods Inc., a manufacturer and marketer of food products.  Ms. Smith serves as a director of Staples, Inc.

In connection with Ms. Smith’s appointment, on November 2, 2009, the Company entered into an Employment Agreement with Ms. Smith (the “Employment Agreement”), effective November 16, 2009, which provides for an initial term of five years, subject to automatic one year renewals thereafter unless the agreement is terminated in accordance with its terms. Pursuant to the terms of the Employment Agreement, Ms. Smith is entitled to receive an annual base salary of $1,000,000 and is eligible for an annual bonus based on achievement of performance objectives established by the Board. The target amount of the annual bonus is 85% of Ms. Smith’s base salary.

The Employment Agreement also provides that Ms. Smith will be granted certain options to purchase shares of KHI common stock promptly after she commences employment with the Company.  She will be entitled to reimbursement of reasonable costs associated with her relocation to the Tampa, Florida area as well as weekly use of the Company’s aircraft (or reimbursement of the cost of first-class commercial air travel) for herself and her family for a one-year period in connection with her relocation to Tampa, Florida.  She will be provided with a tax gross-up for any taxes related to such travel and relocation costs.

If Ms. Smith’s employment is terminated by the Company other than for cause or if she resigns for good reason (within the meaning given to such terms in the employment agreement), Ms. Smith will be entitled to receive, subject to the execution of a release of claims and continued compliance with the restrictive covenants contained in the Employment Agreement, continued salary and target annual bonus for two years.  In addition, in the event that all or any portion of the payments provided for under the Employment Agreement become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Ms. Smith will be entitled to receive a gross up payment in respect of 50% of the excise tax imposed by such section.  Ms. Smith will be subject to non-competition and non-solicitation restrictions for a period of two years following the termination of her employment.

In connection with the execution of the Employment Agreement, KHI entered into an agreement with Ms. Smith pursuant to which KHI has agreed to make specified retention bonus payments to Ms. Smith over a four-year period commencing on the first anniversary of the effective date of the Employment Agreement, on the terms and subject to the conditions set forth in such agreement including, subject to certain exceptions, her remaining continuously employed by the Company through the applicable vesting date.  Such retention bonus amounts are obligations of only KHI and are not obligations of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers (continued).

The Company also announced that Mr. A. William Allen, III will be retiring from his position as President and Chief Executive of the Company, effective on November 15, 2009.  Following his employment termination, Mr. Allen will continue to remain a member of each of the Boards of the Company and KHI and, effective as of November 16, 2009, will be appointed Chair of each of the Boards of the Company and KHI.  On November 2, 2009, the Company and Mr. Allen executed a Separation Agreement (the “Separation Agreement”).  Subject to the execution of a release agreement and the continued compliance with his obligations under the Separation Agreement and certain of his obligations under his employment agreement with the Company, the Company has agreed to provide Mr. Allen with certain retirement pay and benefits, including severance in an amount equal to the sum of (i) 12 months of Mr. Allen’s base salary at the rate in effect on November 15, 2009 and (ii) an adjusted average of the annual bonuses paid to Mr. Allen in respect of the three final years of his employment (including 2009).  Since the severance amount cannot be calculated at the time of Mr. Allen’s employment termination because the actual amount of his 2009 bonus will not be known, the Company has agreed to pay him an estimated severance amount equal to the sum of (i) 12 months of Mr. Allen’s base salary at the rate in effect on November 15, 2009 and (ii) an adjusted average of the annual bonuses paid to Mr. Allen in respect of the three prior years of his employment, which amount will be paid to him through February 2010.  The estimated severance amount is equal to $1,618,925.  Commencing in March 2010, the Company will pay Mr. Allen severance calculated using his actual 2009 bonus, in the manner described above, minus any amounts that have previously been paid to him based on the estimated severance calculation.  Severance payments will be made in equal installments over a 12-month period following employment termination.  The Company has also agreed to reimburse Mr. Allen on a monthly basis for the cost of his COBRA premiums payable in connection with his continued coverage under the Company’s group medical, dental and vision insurance plans for up to twelve months following employment termination.  In addition, the Company will pay to Mr. Allen within 90 days of December 31, 2009 his full annual bonus in respect of the 2009 fiscal year, determined based on actual performance, and will pay him within 30 days of his employment termination a lump sum amount equal to $138,729.81, which represents the amount of base salary Mr. Allen would have earned had he remained employed until December 31, 2009.  Mr. Allen will also be entitled to one-time use of the Company’s aircraft for himself and his family for their return to California.

Item 7.01 Regulation FD Disclosure.

On November 3, 2009, the Company issued a press release announcing the appointment of Ms. Smith and the retirement of Mr. Allen as set forth in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished with this Current Report on Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.                      Description

99.1                      Press release issued by the Company on November 3, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI RESTAURANT PARTNERS, LLC
(Registrant)

Date: November 3, 2009	By:	/s/ Dirk A. Montgomery
Dirk A. Montgomery
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by the Company on November 3, 2009